Exhibit 99.1

Agilent Technologies Provides Update on COVID-19 Impact;

Sets Second-Quarter Earnings Call for May 21

SANTA CLARA, California, April 14, 2020 -- Agilent Technologies, Inc. (NYSE: A) today announced that due to the expanded and evolving nature of the COVID-19 pandemic and resulting effects on customer operations, it is withdrawing its second-quarter and fiscal year 2020 guidance provided on Feb. 18.

While Agilent’s fiscal second-quarter revenues grew a reported 2% (and 1% core1) through March, the company saw a significant disruption in business activity in late March, particularly in the U.S and Europe as customers closed or restricted access to their facilities in an effort to slow the spread of the virus.

While Agilent is implementing a number of measures to reduce expenses, due to the global scope and uncertain duration and impact of the COVID-19 pandemic, Agilent cannot reasonably estimate the pace of recovery in its end markets, nor the related impact on financial results for the remainder of the fiscal year.

Agilent’s role providing customers with trusted answers in the life sciences, diagnostics and applied chemical markets is as important in the current environment as it has ever been. The company remains focused on the safety of its employees and serving customer needs, even in the face of unprecedented challenges posed by COVID-19. Agilent’s financial position and long-term growth prospects remain strong.

Agilent will provide more details during the release of its second-quarter fiscal year 2020 financial results after the close of financial markets May 21. The company will also host a live webcast of its investor call in listen-only mode. Details are included below:

•Date:  Thursday, May 21, 2020

•Time:  1:30 p.m. (Pacific Time)

•Web access:  http://www.investor.agilent.com

To listen to the call online, select the “Q2 2020 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events -- Calendar of Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. Now in its 20th year as an independent company delivering insight and innovation toward improving the quality of life, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenue of $5.16 billion in fiscal 2019 and employs 16,300 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter, and Facebook.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the impact of COVID-19 and Agilent’s long-term growth prospects. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-Q for the quarter ended January 31, 2020. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months.

INVESTOR CONTACT:

Ankur Dhingra

+1 408 553 4341

ankur_dhingra@agilent.com

MEDIA CONTACT:

Tom Beermann
+ 1 408 553 2914
tom.beermann@agilent.com